UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 21, 2013 (June 17, 2013)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

    As previously disclosed, the Company is party to a suit brought by American Specialty Health Group (“ASH”) in the U.S. District Court in the Southern District of California (“Court”).  ASH alleged that the Company’s exclusivity provisions in some of its contracts with participating locations in its SilverSneakers® fitness network violate California’s Unfair Competition Law (“UCL”) and the Sherman Antitrust Act (the “Act”) and that the Company interfered with ASH’s contractual relations and prospective economic advantages.  The Company asserted counterclaims alleging ASH was in violation of the UCL and falsely advertised the composition of its fitness facility network in violation of the Lanham Act.

    On June 17, 2013, the Company entered into an agreement to settle all the litigation with ASH.  Pursuant to the settlement agreement, the Company agreed to waive the exclusivity provisions and other provisions contained in contracts with certain participating locations in its SilverSneakers fitness network.  The settlement is not expected to result in any charge to the Company and the Company does not believe the settlement will materially affect its SilverSneakers fitness network.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer

Date:  June 21, 2013